UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

January 21, 2019

NEXTGEN HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 800

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On January 23, 2019, NextGen Healthcare, Inc. (the “Company”) issued a press release announcing its financial performance for the period ended December 31, 2018. A copy of the press release is attached to this Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 2.02 of this Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CEO Executive Employment Agreement Addendum – Rusty Frantz

On January 21, 2019, the Compensation Committee of the Company’s Board of Directors approved an Executive Employment Agreement Addendum (the “Addendum”) with the Company’s President and Chief Executive Officer, John R. “Rusty” Frantz.  The Addendum supplements the Executive Employment Agreement between the Company and Mr. Frantz, effective as of July 1, 2015.  The Addendum was executed by Mr. Frantz and the Company effective January 22, 2019.  The purpose of the Addendum is to provide Mr. Frantz with certain severance benefits, under certain circumstances, in the event that his employment is terminated.

Under the terms of the Addendum, if the Company terminates Mr. Frantz’s employment without cause or if Mr. Frantz resigns from employment for good reason, and in each case such termination does not occur during a change of control period, then subject to Mr. Frantz signing a release and various other conditions customary for an agreement of this type, he will receive the following:

•

Accrued compensation, including all accrued but unpaid vacation, expense reimbursements, wages, earned but unpaid cash bonus for any completed performance period, and other benefits due under any Company-provided plans, policies and arrangements.

•	Severance payment (less applicable withholding taxes) equal to 150% of Mr. Frantz’s annual base salary, plus target bonus, paid in a lump sum on the 60th day following the termination date.
•

Pro-rated bonus, paid in a lump sum within 30 days after the date on which Mr. Frantz’s bonus would otherwise have been payable, in an amount equal to the product of (a) the annual bonus, if any, that Mr. Frantz would have earned for the entire fiscal year in which the termination occurs, based on the level of achievement of the applicable performance goals for such year, as determined in good faith by the Compensation Committee (or, in the discretion of the Company, Mr. Frantz’s target annual bonus for the fiscal year in which the termination occurs), multiplied by (b) a fraction, the numerator of which is the number of days Mr. Frantz was employed by the Company during the fiscal year in which the termination occurs and the denominator of which is the number of days in such fiscal year.

•	Vesting of the portion of unvested equity awards (but not of any awards subject to performance conditions) that would have vested within eighteen months of the termination date.
•	Continuation benefits coverage pursuant to COBRA for Mr. Frantz and his eligible dependents for a period of up to eighteen months from the termination date.

The foregoing summary of the Addendum is qualified in its entirety by the text of the Addendum, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Former COO Separation Agreement – Scott Bostick

As previously reported on a Form 8-K filed on September 17, 2018, the Company’s former Executive Vice President and Chief Operating Officer, Scott E. Bostick, resigned from his position effective September 14, 2018.  Mr. Bostick continued as a Company employee for a period of time in a non-executive officer role.  Mr. Bostick’s last day of employment with the Company was January 4, 2019.  In connection with his departure, Mr. Bostick and the Company have executed a separation agreement (the “Separation Agreement”), effective January 21, 2019.  The Separation Agreement provides for Mr. Bostick to receive a payment of $425,000 (representing 12 months’ base salary), a pro-rata offboarding bonus of $223,128, and continuation benefits coverage pursuant to COBRA through July 31, 2020.  The Separation Agreement also includes a general release of claims by Mr. Bostick, as well as other terms customary for an agreement of this type.  The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement Addendum, dated as of January 22, 2019, between NextGen Healthcare, Inc. and John R. Frantz
10.2	Separation Agreement, dated as of January 21, 2019, between NextGen Healthcare, Inc. and Scott Bostick
99.1	Press Release dated January 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2019	NEXTGEN HEALTHCARE, INC.

	By:	/s/ James R. Arnold
James R. Arnold
Chief Financial Officer